SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 2, 2000



                        CITIZENS COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


              Florida                    33-98090               65-0614044
   ----------------------------    ----------------------    ----------------
   (State or other jurisdiction    Commission File Number    (I.R.S. Employer
         Of incorporation)                                  Identification No.)




                             650 East Elkcam Circle

                           Marco Island, Florida 34145
                    (address of principal executive offices)
                  Registrant's telephone number: (941) 389-1800














ITEM 5.  Other Events
                  Stock Repurchase Program

         On January 20, 2000, the Board of Directors authorized management to establish the "2000 Stock Repurchase Program". Under the terms of the 2000 Stock Repurchase Program, CCBI is authorized to repurchase between 25,000 and 30,000 shares of its common stock in open market transactions. As of January 31, 2000, CCBI had 3,486,767 shares of common stock outstanding. Common stock acquired through the 2000 Stock Repurchase Program will constitute authorized, but unissued, shares as provided by Section 607.0631, Florida Statutes, and such shares will not be reissued without registration or a valid exemption thereto.

         The repurchase of shares under the 2000 Stock Repurchase Program will be subject to federal banking laws, the Florida Business Corporation Act, and federal and state securities laws, including the rules and regulations of the Securities and Exchange Commission. A copy of the 2000 Stock Repurchase Program is attached hereto as Exhibit A.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 2, 2000

                                               Citizens Community Bancorp, Inc.
                                               (Registrant)


                                          By: /S/ Gregory E. Smith
                                                  ----------------
                                                  Gregory E. Smith
                                     President and duly authorized
                                     Officer of the Registrant